CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-282138 on Form S-6 of our report dated October 31, 2024, relating to the financial statement of FT 11787, comprising Income Dividend Equity Allocation (IDEA) Portfolio, Series 43, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

October 31, 2024